UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) May 22, 1997



                            THE QUAKER OATS COMPANY
            (Exact name of registrant as specified in its charter)

          New Jersey          1-12                36-1655315
          (State or other     (Commission         (IRS Employer
          jurisdiction of     File Number)        Identification No.)
          incorporation)


         Quaker Tower  P.O. Box 049001  Chicago, Illinois  60604-9001
                   (Address of principal executive offices)


      Registrant's telephone number, including area code     312-222-7111


        (Former name or former address, if changed since last report.)






Item 2.  Acquisition or Disposition of Assets

On May 22, 1997, The Quaker Oats Company (Company) completed the sale of 100 percent of its shares of its wholly-owned subsidiary, Snapple Beverage Corp. (Snapple) to Triarc Beverage Holdings Corp. (Triarc), a subsidiary of Triarc Companies, Inc., for $300 million in cash. The disposition was made pursuant to the Stock Purchase Agreement dated as of March 27, 1997, between the Company
and  Triarc.   The purchase  price was determined by  arms-length negotiation between the Company and Triarc. The assets and liabilities involved in the transaction included, among other things, accounts receivable, inventories, other current assets, other non-current assets, fixed assets, intangible assets, accounts payable and other current and non-current liabilities. Certain assets and liabilities related to the Snapple business have been retained by the Company, principally a manufacturing facility in Tolleson, Arizona and income tax liabilities pertaining to pre-closing periods.

Item 7.  Financial Statements and Exhibits

(b) Unaudited pro forma financial information with respect to the disposition of Snapple is attached as an exhibit to this Form 8-K.

(c) Exhibits (listed by numbers corresponding to the provisions of Item 601 of Regulation S-K)

     (2) Stock Purchase Agreement dated as of March 27, 1997, between the Company and Triarc. Disclosure schedules supplemental to the Stock Purchase Agreement will be furnished to the Commission upon request.

     (99) Unaudited pro forma financial information of the Company with respect to the disposition of Snapple.






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                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                            THE QUAKER OATS COMPANY
                                  (Registrant)



Date:  June 2, 1997                 By    Thomas L. Gettings
                                          Thomas L. Gettings
                                          Vice President and
                                          Corporate Controller













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                           EXHIBIT INDEX


                                                    Electronic (E) or
    Exhibit                                         Incorporated by
    Number       Exhibit Description                Reference (IBRF)

    (2)(a)       Stock Purchase Agreement dated            E
                 March 27, 1997, between the
                 Company and Triarc


    (99)         Unaudited pro forma                       E
                 financial information of the
                 Company with respect to the
                 disposition of Snapple











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